Registration Statement consists of 6 pages.
                      The Exhibit Index appears on page 4.
                                                               File No. 33-_____
     As filed with the Securities and Exchange Commission on June 21, 1999

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                             --------------------

                           THE STRIDE RITE CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

               MASSACHUSETTS                              04-1399290
    (State or other Jurisdiction of        (I.R.S. Employer Identification No.)
     Incorporation or Organization)

                                191 Spring Street
                            Lexington, MA 02421-8049
                   (Address of Principal Executive Offices)

                                (617) 824-6000
                         (Registrant's Telephone Number)

                           THE STRIDE RITE CORPORATION
                             1998 Stock Option Plan
           (formerly named the 1998 Long-Term Growth Incentive Plan)
                            (Full Title of the Plan)
                             --------------------

                                James A. Eskridge
               Chairman of the Board and Chief Executive Officer

                           THE STRIDE RITE CORPORATION
                                191 SPRING STREET
                       LEXINGTON, MASSACHUSETTS 02421-8049
                     (Name and Address of Agent for Service)

                                (617) 824-6000
         (Telephone Number, Including Area Code, of Agent for Service)

                                  With Copy to:
                            William V. Buccella, Esq.
                           Goodwin, Procter & Hoar LLP
                                 Exchange Place
                                Boston, MA 02109
                                 (617) 570-1000

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------

   Title of                        Proposed       Proposed
 Securities to   Amount to be      Maximum         Maximum        Amount of
      be        Registered (2)     Offering       Aggregate     Registration
 Registered(1)                    Price Per    Offering Price        Fee
                                      Share
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

Common Stock,
par value $.25     1,500,000     $10.5625(3)     $15,843,750       $4,405
per share           shares
-------------------------------------------------------------------------------
(1) This Registration Statement also pertains to The Stride Rite Corporation's Preferred Stock Purchase Rights (the "Rights") issued pursuant to the Rights Agreement between The Stride Rite Corporation and BankBoston, N.A., dated as of June 18, 1997. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred along with and only with such securities. Thereafter, separate Rights certificates will be issued representing one Right for each share of Common Stock held, subject to adjustment pursuant to anti-dilution provisions.
(2) Plus such additional number of shares as may be required pursuant to the Registrant's 1998 Stock Option Plan in the event of a stock dividend, stock split, split-up, recapitalization or other similar event.
(3) Estimated solely for the purposes of computing the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933 (the "Securities Act"), the proposed maximum offering price per share and the registration fee are based on the reported average of the high and low prices for the Registrant's Common Stock on the New York Stock Exchange on June 17, 1999.

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Certain Documents by Reference.

     The Stride Rite Corporation (the "Registrant") hereby incorporates by reference the documents listed in (a) through (e) below, which have previously been filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended November 27, 1998;

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended February 26, 1999;

     (c) The Registrant's Registration Statement on Form S-8, Registration no. 33-51163, relating to the 1998 Stock Option Plan (formerly named the 1998 Long-Term Growth Incentive Plan);

     (d) The description of the Registrant's common stock contained in its Registration Statement dated November 25, 1960 on Form 10 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"); and

     (e) The description of the Registrant's Preferred Stock Purchase Rights contained in the Company's registration statement on Form 8-A under the Exchange Act dated July 1, 1997.

In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


Item 5.   Interests of Named Experts and Counsel.

     The validity of the shares to be offered hereby will be passed upon for the Registrant by Goodwin, Procter & Hoar LLP, Boston, Massachusetts, counsel to the Registrant. Goodwin, Procter & Hoar LLP receives compensation from the Registrant for rendering legal services.


Item 8.   Exhibits.

     (a) The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibit

     5.1 Opinion of Counsel, Goodwin, Procter & Hoar LLP, as to the legality of the securities being registered.
    23.1   Consent of Independent  Accountants, PricewaterhouseCoopers LLP
    23.2   Consent of Counsel, Goodwin, Procter & Hoar LLP (included in
           Exhibit 5.1 hereto).
    24.1   Powers  of  Attorney  (included  in  Part  II  of  this  Registration
           Statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement relating to the 1998 Stock Option Plan to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, the Commonwealth of Massachusetts, on this 17th day of June, 1999.

                                          THE STRIDE RITE CORPORATION


                                          By:  /s/ James A. Eskridge
                                               James A. Eskridge
                                               Chairman   of  the   Board  and
                                               Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

     Each person whose signature appears below constitutes and appoints James A. Eskridge and William V. Buccella, and each of them, as her or his true and lawful attorney-in-fact and agent, with full power of substitution, for her or him and in her or his name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her or his substitute, may lawfully do or cause to be done by virtue hereof.

       Signature                     Title                      Date




/s/ James A. Eskridge            Chairman of the Board and     June 17, 1999
---------------------------
James A. Eskridge                Chief Executive Officer




/s/ Warren Flick                 Director                      June 17, 1999
---------------------------
Warren Flick




/s/ Donald R. Gant               Director                      June 17, 1999
---------------------------
Donald R. Gant




/s/ Frank R. Mori                Director                      June 17, 1999
---------------------------
Frank R. Mori




/s/ Robert L. Seelert            Director                      June 17, 1999
---------------------------
Robert L. Seelert

/s/ Myles J. Slosberg            Director                      June 17, 1999
---------------------------
Myles J. Slosberg




/s/ W. Paul Tippett, Jr.         Director                      June 17, 1999
---------------------------
W. Paul Tippett, Jr.



/s/ Bruce Van Saun               Director                      June 17, 1999
---------------------------
Bruce Van Saun

                                  EXHIBIT INDEX




                                                                   Sequential
Exhibit No. Description                                             Page No.

   5.1      Opinion  of  Counsel,  Goodwin,  Procter  &  Hoar  LLP,    5
            as to the legality of the securities being registered.

  23.1      Consent of Independent Accountants,                        6
            PricewaterhouseCoopers LLP

  23.2 Consent of Counsel, Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).

  24.1      Powers  of  Attorney  (included  in  Part  II of  this
            Registration Statement).